EXHIBIT 10.1

SIXTH AMENDMENT TO THE

ACCELERATE DIAGNOSTICS, INC.

2012 OMNIBUS EQUITY INCENTIVE PLAN

Effective as of October 31, 2012, Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), established, and the shareholders approved, the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “Plan”). The Plan was subsequently amended by the First Amendment effective March 21, 2003, the Second Amendment effective February 26, 2014, the Third Amendment effective March 7, 2017, the Fourth Amendment effective September 14, 2018 and the Fifth Amendment effective February 25, 2019. By adoption of this instrument, the Company now desires to amend the Plan to increase the number of shares of stock reserved and available for grant pursuant to the Plan by 4,000,000.

1.           This Amendment shall be effective as of February 13, 2020 but is subject to the approval of the Company’s shareholders at the Company’s 2020 Annual Meeting and shall be void in the absence of such approval.

2.           Section 4.1 of the Plan (Number of Shares Subject to Plan - Number of Shares) is hereby amended and restated in its entirety to read as follows:

4.1       NUMBER OF SHARES. Subject to the possible increases provided by Section 4.2(a) and adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan shall be 14,677,500 shares. As provided in Section 1.1, no Awards will be made pursuant to the 2004 Plan or any other Prior Plan on or after the Effective Date.

3.            This Sixth Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect, unless the context indicates otherwise.

IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to be executed as of this 13th day of February, 2020.

ACCELERATE DIAGNOSTICS, INC.

/s/ Steve Reichling
Steve Reichling